ING express RETIREMENT VARIABLE ANNUITY APPLICATION SINGLE PREMIUM DEFERRED INDIVIDUAL VARIABLE ANNUITY WITH MINIMUM GUARANTEED WITHDRAWAL BENEFIT

ING Life Insurance and Annuity Company
(the “Company”)
A member of the ING family of companies
Please Fax to 860-580-0919
Mail to: PO Box 10450, Des Moines, IA 50306-0450
Service Center: 909 Locust Street, Des Moines, IA 50309-2899
Website: www.ingindividualretirement.com Phone: 888-854-5950

1. SUB-ACCOUNT INFORMATION
The initial premium may be allocated to the Specially Designated Sub-account during the Right to Examine Period. Upon expiration of the Right to Examine Period, the accumulation value, if in the Specially Designated Sub-account, will be allocated to the ING Retirement Moderate Portfolio.

2. OWNER INFORMATION (The owner is the annuitant, except when the owner is a custodian for the benefit of the annuitant.
If the owner is a custodian for the benefit of the annuitant, complete the Annuitant Information section below.)

Name
SSN/TIN	Birth Date	☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City	State	ZIP
Mailing Address (If different than above.)
City	State	ZIP
Country of Citizenship	Country of Incorporation
Phone	E-mail Address

3. ANNUITANT INFORMATION (Designate an annuitant below in the event the owner is not the annuitant.)
Name	Phone
SSN	Birth Date	☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City	State	ZIP
Country of Citizenship	Relationship to Owner

4. PREMIUM AND PLAN TYPE
Premium: $	Type of IRA Applied For:	☐ Traditional IRA	☐ Roth IRA

5.	MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) INCOME PAYMENT OPTIONS (Must select one.)
☐	Single Life MGWB Income Payment Option
The Company will make equal periodic income payments for the lifetime of the annuitant. If you elected the Single Life MGWB Income Payment Option, no further income payments will be made after the annuitant's death. No income payments will be made to the annuitant's estate or to any other person, including any beneficiaries.
☐	Joint and Survivor MGWB Income Payment Option (If elected, the annuitant’s spouse must be the sole primary beneficiary.)
The Company will make equal periodic income payments for the lifetime of both the annuitant and the annuitant’s spouse. Income payments will be paid according to your contract's provisions until the death of both the annuitant and the annuitant’s spouse. If you elected the Joint and Survivor MGWB Income Payment Option, after the last death, no further income payments will be made. No income payments will be made to the annuitant's estate or to any other person, including any beneficiaries.

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6. BENEFICIARY INFORMATION
Complete the Custodial Beneficiary section for custodially owned contracts. If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries'
shares will be distributed equally. If a trust is the beneficiary, please provide the entire trust name, trust date and tax identification number, for example: “The John Doe Trust dated mm/dd/yyyy.” Additional beneficiaries should be listed on a separate piece of paper that includes the owner’s signature and the date.

Name	Gender	Date of Birth	SSN	Relationship	%	Beneficiary Type
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent
☐ Primary
☐ Contingent

CUSTODIAL BENEFICIARY (Required only if Joint and Survivor MGWB Income Payment Option is selected on a custodially owned contract. This sole primary beneficiary must be the spouse of the annuitant. All fields must be completed.)

Name	Gender	Birth Date	Percent 100%
SSN	Is this sole primary beneficiary the spouse of the annuitant?		☐ Yes ☐ No
Address

7. IMPORTANT INFORMATION
To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you.
We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899.

Pursuant to federal law (the Defense of Marriage Act of 1996), certain favorable federal tax treatment available to opposite-sex spouses is not available to same-sex spouses. For instance, federal tax law allows a surviving spouse who is designated the beneficiary under an annuity to continue the annuity when the owner dies. This alternative death benefit option is not available to a same-sex spouse beneficiary. If you are a same-sex spouse, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

8. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN
“GOOD ORDER.”

REPLACEMENT (If either question below is answered “Yes,” you must complete any state-required replacement forms ,as applicable, and submit them with this application.)

1. Do you currently have any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.)		☐ Yes	☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? (If “Yes,” complete
the state-required replacement form(s) and provide details below.)		☐ Yes	☐ No

Company	Policy/Contract #
Company	Policy/Contract #

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8. ACKNOWLEDGEMENTS AND SIGNATURES (continued)
By signing below, I acknowledge receipt of the prospectus. My signature also serves as a representation that: (a) I have read the application; (b) all statements and answers in this form are complete and true to the best of my knowledge and belief and may be relied upon in determining whether to issue the applied for annuity. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives. I understand that the contract value may increase or decrease depending on the results of the variable sub-
account(s), and that no minimum contract value is guaranteed. I understand that when based on the investment experience of the variable sub-account(s), the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. I understand that Individual Retirement Accounts (IRAs) already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including the ability to receive a lifetime income. I understand that I should purchase an annuity contract only if I have taken into account the cost of these features and benefits. I understand that any withdrawals taken prior to age 62 or in excess of the maximum annual withdrawal (MAW) will result in a pro rata reduction to the benefit base and the future MAW. I also understand that the MAW percentage will be determined upon the first withdrawal on or after age 62, including certain annuity payments and any withdrawal to satisfy Required Minimum
Distribution (RMD) requirements. Additional information about the contract can be found in the prospectus. A free annuity Buyer's
Guide may be available to me. I can contact the Company for more information.

TAX RESIDENCY INFORMATION
Under penalties of perjury, I certify that:
1. The number shown on this form is my correct taxpayer identification number; and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (including U.S. resident alien) (as defined in the instructions for IRS form W-9).

(If you are subject to back-up withholding, you must strike through statement number 2.)
If you are not a U.S. citizen or other U.S. person, please check the box below to indicate your status as a Non-Resident Alien.

☐ Non-Resident Alien (Must submit an original IRS Form W-8BEN or other applicable form W-8.)
As a non-resident alien, your taxable income is subject to 30% U.S. federal tax withholding unless tax treaty provisions can be applied. If you are eligible to claim tax treaty benefits, your IRS form W-8 must include a U.S. taxpayer identification number in Part I and all applicable fields in Part II must be completed. A U.S. taxpayer identification number may be applied for by submitting a Form W-7 to the Internal Revenue Service (IRS). IRS forms W-8 and W-7 are available on their web site
www.irs.gov or by contacting them at 800-829-1040.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications (in bold above) required to avoid backup withholding.

ÊOwner Signature
Signed at (city, state)	Date
By signing below, I consent to being the annuitant.
ÊAnnuitant Signature (if other than owner)	Date

9. PRODUCER INFORMATION
Ê
☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure
Regarding Insurance Products and return it with this application.

If any questions below or in the Replacement section are answered “Yes,” the applicant must complete and submit any state-required replacement forms/sales material, as applicable, with this application.

Does the applicant have any existing individual life insurance policies or annuity contracts?                                             ☐ Yes ☐ No

Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage? ☐ Yes ☐ No

If your state has adopted replacement regulations, did you remember to do the following?
● Provide required replacement notice to the applicant and offer to read it aloud.
● Complete required, state-specific paperwork.

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9. PRODUCER INFORMATION (continued) Compensation Alternative ☐ B

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.
By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; 5) you have truly and accurately recorded on the application the information provided by the applicant; and
6) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD ORDER.”

Primary Producer: Split	____%
Print Name		NPN
ÊSignature
Phone		Broker Code
Branch Name

Producer #2: Split	____%
Print Name		NPN
ÊSignature
Phone		Broker Code
Branch Name

Producer #3: Split	____ %
Print Name		NPN
ÊSignature
Phone		Broker Code
Branch Name

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